As filed with the Securities and Exchange Commission on March 11, 2016 Registration No. 333-202068

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post Effective Amendment Number 1 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDONOVO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

2834
(Primary Standard Industrial Classification Code Number)

45-2552528
(I.R.S. Employer Identification Number)

6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367, Tel : (800) 489-4774
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alan Collier, 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367 (800) 489-4774
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, NY 10607 Tel: (914) 674-4373 Fax (914) 693-2963

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)
Common stock, $0.0001 par value per share	4,215,000 shares	$1.25	$5,268,750	$612.23*

1)  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

2)  Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on the OTCQB on February 12, 2015.

3)  Calculated under Section 6(b) of the Securities Act of 1933.

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Previously Paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

In accordance with its undertakings, Endonovo Therapeutics, Inc. hereby removes from registration by means of this post-effective amendment all of the securities being registered which remain unsold as the offering has been terminated.  The shares removed from registration include all remaining shares under the Equity Purchase Agreement and the 215,000 so called “commitment shares”.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, State of California on March 11, 2016.

Endonovo Therapeutics, Inc.
By	/s/ Alan Collier
Alan Collier, CEO

Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan Collier	CEO and sole director	3/11/16
Alan Collier	(Principal Executive Financial and Accounting Officer)

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